                                                                   Exhibit 99(a)

            AsiaInfo Announces Fourth Quarter and 2003 Year-End Results

                       Net Revenue Grows by 21% in Q4 2003

       Company Expects Further Net Revenue Growth in Q1 and Full Year 2004

Q4 2003 Key Highlights

..    Net Revenue (total revenue net of hardware cost) of US$16.2 million, in line with quarterly guidance of US$ 15-16 million, represents year-over-year growth of 21% and sequential growth of 2%;

..    Company's software business continues to grow, increasing year-over-year by
     32% and quarter-over-quarter by 13%;

..    Basic EPS excluding one time impairment charges were US$0.04, in line with quarterly guidance and showing strong year-over-year growth; Basic EPS, including a one-time impairment charge, were negative US$0.01;

..    Successful completion of Pacific Software asset acquisition; new HRM and BI contracts signed with China Iron and Steel Association and China's Ministry of Railway;

..    New strategic cooperation agreement announced with Liaoning Mobile, a subsidiary of China Mobile.

Q1 2004 guidance:

..    Net revenue expected to be approximately US$ 14 to 15 million, representing
     10-18% year-over-year growth. Basic EPS expected to be US$ 0.02 to 0.03.

BEIJING/SANTA CLARA, Calif. - January 20, 2003 - AsiaInfo Holdings, Inc. (Nasdaq: ASIA), a leading provider of high-quality software and solutions in China, today announced fourth quarter and year-end results for the period ended December 31, 2003.

2003 Fourth Quarter Financial Results

For the fourth quarter of 2003, net revenue (total revenue net of hardware costs) was US$16.2 million. This is a year-over-year increase of 21% and a 2% increase sequentially, and is also slightly above the company's previously announced financial guidance. Software revenues were US$9.5 million, an increase of 32% year-over-year and 13% sequentially. Network Solutions revenue net of hardware costs was US$6.6 million, an 8% increase year-over-year and a 10% decrease from the previous quarter.

Gross revenue (including hardware costs) was US$30.6 million, an increase of 30% year-over-year and 9% sequentially. Gross profit was US$9.3 million, a 24% increase year-over-year and a 7% decrease from the third quarter.

Total operating expenses were US$7.6 million, a slight decrease year-over-year and a 5% decrease sequentially.

Fourth quarter operating profit was US$1.6 million, a large improvement from the US$0.3 million operating loss a year ago, and a decrease of 19% from the third quarter.

During the quarter, AsiaInfo conducted an annual asset impairment test in connection with the company's private equity investments in Intrinsic Technology (recorded on the balance sheet as an "investment in affiliate"), which resulted in a one-time impairment charge of approximately US$2.2 million.

Excluding the charge, net income for the quarter was US$2.0 million, or US$0.04 per basic share, a significant improvement over last year's non-GAAP net income of US$0.15 million and a 12% decrease from last quarter's US$ 2.2 million. Including the charge, the company posted a net loss of US$0.27 million for the quarter, compared to a net loss of US$2.6 million in the same period of 2002, which also included an impairment charge for the company's private equity investment in Intrinsic Technology and short-term investment in PalmInfo.


Net operating cash flow was US$4.3 million in the fourth quarter.

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2003 Full Year Financial Results

Net revenue (total revenue net of hardware costs) for the full year 2003 was approximately US$57.5 million, an 11% decrease from net revenue of US$64.7 million for 2002, largely resulting from the business slowdown caused by the SARS outbreak in the middle of 2003. Software revenues were approximately US$31.5 million, comparing to US$33.0 million in 2002. Network Solution revenue net of hardware costs was approximately US$26.0 million, compared to US$31.7 million in 2002.

For the full year 2003, the company reported gross revenue (including hardware costs) of US$116.2 million and gross profit of US$34.0 million, versus US$121.3 million and US$40.3 million, respectively, for the year 2002.

As previously reported, in the first quarter of 2003 the company took a one-time non-cash impairment charge of US$30.2 million, resulting from an independent valuation of the goodwill and acquired intangible assets mainly attributable to the company's February 2002 acquisition of Bonson Information Technology Holdings. Excluding the charge, total operating expenses for the year were US$31.8 million, an 11% decrease from 2002's US$35.6 million. Including the charge, total operating expenses for the year were US$62.0 million, a 74% increase over 2002.

Excluding the all charges detailed above, net income for 2003 was US$4.4 million, or US$0.10 per basic share, versus non-GAAP net income of US$5.7 million, or US$0.13 per basic share in 2002. Including the charges, the company had a net loss of US$28.1 million, or negative US$0.63 per basic share, comparing to 2002's GAAP net income of US$2.9 million.

AsiaInfo's full year net operating cash flow was US$6.8 million dollars.

Xingsheng Zhang, AsiaInfo's President and Chief Executive officer, said, "2003 presented a number of challenges to AsiaInfo, including most significantly the outbreak of SARS in the middle of the year. In light of these issues, we are proud of our ability to have been able to meet our EPS guidance for 2003 before the impairment charges and to have made many strong strides and achievements during the year.

"One important move for the company during last quarter was the acquisition of the Human Resource Management and Business Intelligence assets from Pacific Software. The acquisition brought AsiaInfo into the promising enterprise information solution market with multiple new vertical customer segments, which provides significant opportunities for the cross marketing of expanded software offerings. The integration of the Pacific Software

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

assets is proceeding smoothly. We are also receiving positive market responses to our new offerings, as demonstrated by the recent announcements of our new HRM BI solution contracts.

"We believe that our strategy of broadening our product offering and customer base will serve AsiaInfo well in 2004, bringing the company solid revenue growth and profitability improvement and enhancing shareholder value."

New Partnerships

AsiaInfo is pleased to announce new partnership with Liaoning Mobile, one of China Mobile's largest provincial subsidiaries. Under a recently signed long-term strategic cooperation agreement, the two parties will work closely together on the future strategic development of Liaoning Mobile's wireless and data services, as well as in the fields of network planning and construction associated with such development.

Previously in the quarter, the company had also announced an agreement with Shanghai Mobile, another major subsidiary of China Mobile, for future strategic cooperation, particularly in the BOSS-related field.

Fourth Quarter New Contract Wins

In the fourth quarter of 2003, AsiaInfo announced the signing of a HRM contract, following the acquisition of Pacific Software assets, to supply a Human Resource Management solution to Air China. Air China is a major player in China's airline industry with business revenue of US$2.8 billion in 2002. The system will help Air China manage its 23,000 employees. Air China had previously contracted Pacific Software to deploy its BI solutions.

Other major contracts signed by AsiaInfo during the 4/th/ quarter of 2003 include:

  . A Business Operation Support System (BOSS) optimization contract with
    Shanghai Mobile;
  . Multiple BOSS-related contracts with Liaoning Mobile;
  . An integrated Settlement Solution and System Integration Contract with China
    Mobile;
  . A first phase operational CRM Solution and System Integration contract with
    Beijing Mobile;
  . A CDMA1X Customer Care and Billing Solution contract with China Unicom
    Jiangsu Branch;
  . A Human Resources Management Solution contract with China Iron and Steel
    Association;
  . Business Intelligence Solution contracts with China's Ministry of Railway for an on-line cost calculation and analysis system and a freight clearance system.

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Business Outlook

The following outlook statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

Full Year 2004 Guidance

AsiaInfo expects net revenue to be approximately US$66 to 70 million in fiscal year 2004, which represents an increase by 15% to 21% versus 2003.

Operating profit in 2004 is expected to be approximately US$5.0 to 7.0 million. Net income for fiscal year 2004 is expected to be in the range of US$5.0 to 7.0 million, or US$0.12 to 0.16 per basic share.

First Quarter 2004 Guidance

AsiaInfo expects Q1 2004 net revenue to be US$14 to 15 million, taking into account the long Chinese New Year holiday, and representing year-over-year growth of 10% to 18%. Earnings per basic share are expected to be US$0.02 to 0.03.

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

                             ASIAINFO HOLDINGS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (Excluding One-time Impairment Charges)
                          (Amounts in thousands of US$)

                                                        2003         2002              2003         2002
                                                    Three Months Ended Dec 31          Year Ended Dec 31
Revenues:
  Network solutions                                     21,081       16,353            84,686       88,253
  Software revenue                                       9,531        7,246            31,488       33,013
Total revenues                                          30,612       23,599           116,174      121,266

Cost of revenues:
  Network solutions                                     17,321       12,004            67,675       67,839
  Software cost                                          4,041        4,154            14,546       13,161
Total cost of revenues                                  21,362       16,158            82,221       81,000

Gross profit                                             9,250        7,441            33,953       40,266

Operating expenses:
  Sales and marketing                                    3,075        3,220            11,340       14,680
  General and administrative                             2,428        2,171            10,827        9,907
  Research and development                               1,882        1,797             9,130        8,503
  Amortization of deferred stock compensation                0           76               105          407
  In-Process research and development                      169            0               169          350
  Amortization of intangible assets                         81          477               209        1,749
Total operating expenses                                 7,635        7,741            31,780       35,596

(Loss) income from operations                            1,615         -300             2,173        4,670

Other income (expenses):
  Interest income                                          394          515             1,576        2,272
  Interest expense                                          -1          -39                -3         -114
  Other income (expenses), net (*2002 excluding
  provision for short-term investment US$750K)               -           -1               -32           42
Total other income (expenses), net                         393          475             1,541        2,200

Income before income taxes, minority interests
and equity in loss of affiliate                          2,008          175             3,714        6,870
  Income tax expense                                       -20          -46              -978          824
  Minority interests                                         -           12               -12           75
  Equity in loss of affiliate                              -46          -79              -327         -461

Net (loss) income                                        1,982          154             4,353        5,660
Net (loss) income per share
  Basic                                                   0.04         0.00              0.10         0.13
  Diluted                                                 0.04         0.00              0.09         0.12
Shares used in computing per share amounts
  Basic                                             44,846,989   44,170,750        44,459,010   43,583,420
  Diluted                                           47,134,912   46,550,159        46,748,546   45,961,545

Segment information
  Network solutions net of hardware cost                 6,624        6,114            25,982       31,720
  Software revenue                                       9,531        7,246            31,488       33,013
Consolidated revenues net of hardware cost              16,155       13,360            57,470       64,733
  Consolidated cost of sales net of hardware cost        6,905        5,919            23,517       24,467
  Consolidated gross profit                              9,250        7,441            33,953       40,266

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

                             ASIAINFO HOLDINGS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                          (Amounts in thousands of US$)

                                                         2003         2002              2003        2002
                                                    Three Months Ended Dec 31          Year Ended Dec 31
Revenues:
  Network solutions                                     21,081       16,353            84,686       88,253
  Software revenue                                       9,531        7,246            31,488       33,013
Total revenues                                          30,612       23,599           116,174      121,266

Cost of revenues:
  Network solutions                                     17,321       12,004            67,675       67,839
  Software cost                                          4,041        4,154            14,546       13,161
Total cost of revenues                                  21,362       16,158            82,221       81,000

Gross profit                                             9,250        7,441            33,953       40,266

Operating expenses:
  Sales and marketing                                    3,075        3,220            11,340       14,680
  General and administrative                             2,428        2,171            10,827        9,907
  Research and development                               1,882        1,797             9,130        8,503
  Amortization of deferred stock compensation                0           76               105          407
  In-Process research and development                      169            0               169          350
  Amortization of intangible assets                         81          477               209        1,749
  Impairment of goodwill and acquired intangible
  assets                                                     0            0            30,221            0

Total operating expenses                                 7,635        7,741            62,001       35,596

(Loss) income from operations                            1,615         -300           -28,048        4,670

Other income (expenses):
  Interest income                                          394          515             1,576        2,272
  Interest expense                                          -1          -39                -3         -114
  Other income (expenses),net                             -100         -752              -132         -708
Total other income (expenses),net                          293         -276             1,441        1,450

Income before income taxes, minority interests           1,908         -576           -26,607        6,120
and equity in loss of affiliate
  Income tax expense                                       -20          -46              -978          824
  Minority interests                                         -           12               -12           75
  Equity in loss of affiliate                           -2,196       -2,082            -2,477       -2,465

Net (loss) income                                         -268       -2,600           -28,118        2,906
Net (loss) income per share
  Basic                                                  -0.01        -0.06             -0.63         0.07
  Diluted                                                -0.01        -0.06             -0.63         0.06
Shares used in computing per share amounts
  Basic                                             44,846,989   44,170,750        44,459,010   43,583,420
  Diluted                                           44,846,989   44,170,750        44,459,010   45,961,545

Segment information
  Network solutions net of hardware cost                 6,624        6,114            25,982       31,720
  Software revenue                                       9,531        7,246            31,488       33,013
Consolidated revenues net of hardware cost              16,155       13,360            57,470       64,733
  Consolidated cost of sales net of hardware cost        6,905        5,919            23,517       24,467
  Consolidated gross profit                              9,250        7,441            33,953       40,266

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

                             ASIAINFO HOLDINGS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                     (In US)

                                                                                   Dec 31,2003  Dec 31,2002
ASSETS:
  Current Assets
  Cash and cash equivalents                                                        119,394,988  115,152,694
  Restricted cash                                                                   14,827,219   14,457,903
  Short term investments                                                            13,218,115   11,260,429
  Notes receivable                                                                   3,832,141       63,631
  Accounts  receivable, trade (net of allowance for doubtful accounts of
  1,133,351 and 3,094,733 at Dec 31, 2002 and Dec 31,2003 respectively)             51,923,491   49,373,454
  Inventories                                                                        3,234,614   10,934,289
  Other current assets                                                              13,050,244   13,851,978
Total current assets                                                               219,480,812  215,094,378

  Property, plant, and equipment-net                                                 2,347,693    4,045,923
  Investment in affiliate                                                              330,663    2,807,756
  Other assets                                                                      17,812,623   41,481,895
Total Assets                                                                       239,971,791  263,429,952

LIABILITY AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Short-term bank loans                                                                 60,411       60,406
  Notes payable                                                                      2,608,377    2,447,144
  Accounts payable                                                                  13,944,835   19,261,283
  Accrued employee benefit                                                           5,971,003    5,082,550
  Deferred revenue                                                                  11,738,288    5,055,831
  Income taxes payable                                                               1,231,794    2,760,486
  Other taxes payable                                                                2,212,280    2,578,606
  Other current liabilities                                                         15,597,604   15,708,509
Total current liabilities                                                           53,364,592   52,954,815

Minority Interest                                                                            0      317,319

Stockholders' Equity:
  Common stock, 100,000,000 shares authorized; 0.01 par value, shares issued
  and outstanding: Dec 31,2002 44,193,474; Dec 31,2003 45,112,278                      451,123      441,935
  Additional paid-in capital                                                       205,104,007  200,649,428
  Deferred stock compensation                                                                0     (105,628)
  Retained earnings (accumulated deficit)                                          (19,008,996)   9,109,903
  Accumulated other comprehensive income (loss)                                         61,065       62,180
Stockholder's Equity                                                               186,607,199  210,157,818

Total Liability and Stockholder's Equity                                           239,971,791  263,429,952

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

Reconciliation of Non-GAAP Measures

This earnings release contains non-GAAP financial measures. For purposes of Regulation G under the Securities Exchange Act of 1934, as amended, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to the generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, we have provided in this release a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

(USD$'000)                               2003 Q4             2003
Net Income excluding impairment charges     1,982              4,353
Impairment Charges                         (2,250)           (32,471)
Net Loss                                     (268)           (28,118)

                                         2003 Q4             2003
Total operating expenses excluding
impairment charges                          7,635             31,780
Impairment Charges                              -             30,221
Total operating expenses                    7,635             62,001

                                          2003 Q4               2003
Income from operations excluding
impairment charges                          1,615              2,173
Impairment Charges                              -            (30,221)
Income(loss) from operations                1,615            (28,048)

                                         2003 Q4             2003
EPS under Non-GAAP Measures
Basic Shares                           44,846,989         44,459,010
Diluted Shares                         47,134,912         46,738,546
                              Basic          0.04               0.10
                            Diluted          0.04               0.09
Net Loss Per Share
Basic Shares                           44,846,989         44,459,010
Diluted Shares                         44,846,989         44,459,010
                              Basic         (0.01)             (0.63)
                            Diluted         (0.01)             (0.63)


Note: The non-GAAP measure represents a one-time, non-cash impairment charge as a result of an independent valuation of the goodwill and acquired intangible assets attributable mainly to the Company's February 2002 acquisition of Bonson Information Technology Holdings Limited and an impairment charge as a result of our impairment test on our investment in Intrinsic Technology Holdings, Ltd. We believe that the presentation of this non-GAAP measure provides useful information for investors regarding our regular financial performance. Our management uses this measure for the same purpose. The presentation of this additional information is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

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

--------------------------------------------------------------------------------
(USD$'000)                                 2003 Q4            2003
--------------------------------------------------------------------------------
Net Revenue under Non-GAAP Measures        16,155             57,470
--------------------------------------------------------------------------------
Hardware Costs                             14,457             58,704
--------------------------------------------------------------------------------
Revenues                                   30,612            116,174
--------------------------------------------------------------------------------
Cost of Revenues under Non-GAAP Measures    6,905             23,517
--------------------------------------------------------------------------------
Hardware Costs                             14,457             58,704
--------------------------------------------------------------------------------
Cost of Revenues                           21,362             82,221
--------------------------------------------------------------------------------

Note: The non-GAAP measure represents revenue net of hardware costs which are passed through to our customers. We believe that the presentation of this non-GAAP measure provides useful information for investors regarding our regular financial performance. Our management uses this measure for the same purpose. The presentation of this additional information is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

Fourth Quarter and Year End 2003 Conference Call

AsiaInfo will host a conference call to discuss fourth quarter and year-end earnings at 5:00am Pacific Time/ 8:00am Eastern Time today (Beijing/Hong Kong time: January 20, 2004 at 9:00pm). The management team will discuss yearly and quarterly results and highlights, and answer any questions. The dial-in number for the call is 973-582-2732. A replay will be available by dialing 877-519-4471 for US callers or 973-341-3080 for international callers with a personal identification number (PIN) of 4403092 between 6:00am Pacific Time on January 20, 2004 until 6:00am Pacific Time on January 27, 2004. Additionally, a live and archived web cast of this call will be available on the Investor Relations section of the AsiaInfo web site at www.asiainfo.com.

About AsiaInfo Holdings, Inc.

AsiaInfo Holdings, Inc. (Nasdaq: ASIA) is a leading provider of high-quality software and solutions in China. The company provides total customer solutions to some of China's largest companies, and helps its customers to increase their business value in fast-growing and evolving markets. AsiaInfo's products and services cover telecom network infrastructure and application services, encompassing messaging, broadband and wireless; customer relationship management
(CRM) and billing solutions; decision support systems; business intelligence
(BI); and human resource management (HRM).

Organized as a Delaware corporation, AsiaInfo began in 1995 as the constructor of national backbones and provincial access networks for all of China's major national telecom carriers, including China Telecom, China Mobile, China Unicom and China Netcom. After its acquisition of OSS vendor Bonson in 2002, and HRM and BI software provider Pacific Software in 2003, the company has successfully leveraged its strengths as a IT systems integrator and telecom software solution provider, to offer a full suite of IT services to a broad range of customers.

For more information about AsiaInfo, please visit http://www.asiainfo.com.

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

The information contained in this documents is as of Jan. 20, 2004. AsiaInfo assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo's operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; the long and variable cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and in our periodic reports on Forms 10-Q and 8-K (if any) filed with the United States Securities and Exchange Commission and available at www.sec.gov.

US Contacts:
Renee Hartmann
AsiaInfo Holdings, Inc.
ir@asiainfo.com
1-800-618-0588
1-408-970-0080

China Contacts:
AsiaInfo Technologies (China), Inc.
Rachel Huo
huoran@asiainfo.com
8610-6250-1658 ext. 6007

Christina Splinder
Ogilvy Public Relations Worldwide
christina.splinder@ogilvy.com
8610-6443-6488 ext. 505

                                      # # #

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